UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2006

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)     On April 17, 2006, Deluxe’s current Chief Financial Officer, Douglas J. Treff (“Mr. Treff”), informed the Company’s Chief Executive Officer that he had decided to resign from the Company to accept another employment position, such resignation to be effective as of the close of business on May 5, 2006.

(c)     On April 21, 2006, Deluxe announced that Terry D. Peterson (“Mr. Peterson”), age 41, would succeed Mr. Treff as Chief Financial Officer of the Company, effective as of the close of business on May 5, 2006. Mr. Peterson is currently serving as the Company’s Vice President, Controller and Chief Accounting Officer, and will retain such positions while he assumes the Chief Financial Officer role. Mr. Peterson will hold the Chief Financial Officer position on an interim basis.

        In connection with assuming the additional duties of Chief Financial Officer, Mr. Peterson’s base salary will be increased to an annualized amount of $262,000. Other than this salary increase, Mr. Peterson has not been awarded any additional compensation by the Company. In addition, Mr. Peterson and the Company acknowledge that his service as Chief Financial Officer is on an interim basis and that, if such position is later assigned to another individual, with the result that Mr. Peterson would return to his existing positions and base salary, such action would not constitute “Good Reason” for him to terminate his employment and receive benefits under his existing executive severance agreement with the Company.

        Mr. Peterson was named Chief Accounting Officer of the Company in March 2005. Mr. Peterson joined the Company in September 2004 and served as director of internal audit until March 2005. From August 2002 until August 2004, Mr. Peterson was Vice President and Controller of the GCS Services Division of Ecolab, Inc., a worldwide developer and marketer of premium cleaning and sanitation products. Before joining Ecolab, Inc., Mr. Peterson held executive finance positions with Provell, Inc. (formerly Damark International, Inc.), a developer of customized marketing programs and services, including Corporate Controller from March 1999 to September 2001 and acting Chief Financial Officer and Controller from September 2001 to August 2002.

        Mr. Peterson has no family relationships with any other director or executive officer of the Company. Mr. Peterson and the Company are parties to standard executive severance and equity award agreements to which all senior executives of the Company are parties. Other than those agreements, he is not a party to any transaction with the Company or any subsidiary of the Company. The material terms of those agreements are set forth in forms on file with the SEC.

Item 7.01    Regulation FD Disclosure

        Press release announcing naming of interim Chief Financial Officer of Deluxe Corporation, dated April 21, 2006

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

99.1	Press Release, dated April 21, 2006, of Deluxe Corporation announcing naming of Terry D. Peterson as interim Chief Financial Officer, which shall be deemed furnished in connection with Item 7.01 hereof

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 21, 2006

DELUXE CORPORATION

/s/ Anthony C. Scarfone
Anthony C. Scarfone Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits		Page No.

99.1	Press Release, dated April 21, 2006, of Deluxe Corporation announcing naming of Terry D. Peterson as interim Chief Financial Officer, which shall be deemed furnished in connection with Item 7.01 hereof